Exhibit 3(i)

                           Articles of Incorporation

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:00 AM 01/19/1999
                              991020792 - 2993047

                          CERTIFICATE OF INCORPORATION

                                       OF

                            LUMMI DEVELOPMENT, INC.

FIRST. The name of this corporation shall be:

                             LUMMI DEVELOPMENT, INC.

SECOND. It's registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Eighty Million (80,000,000) shares with a par value of One Tenth of One Mil ($0.0001) per share, amounting to Eight Thousand Dollars ($8,000.00) are Common stock and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mil ($0.0001) per share, amounting to Two Thousand Dollars ($2,000.00) are Preferred Stock.

FIFTH. The name and mailing address of the incorporator is as follows:

                             Chennell Mowbray
                             The Company Corporation
                             1013 Centre Road
                             Wilmington, DE  19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this nineteenth day of January, A.D. 1999.


                                        By: /s/ Chennell Mowbray
                                            ------------------------------------
                                            Chennell Mowbray
                                            Incorporator